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                PROXY VOTING REQUEST--PLEASE VOTE YOUR PROXY NOW


Fellow Vanguard Shareholder:

     WE NEED YOUR VOTE! We recently mailed you proxy materials outlining important proposals affecting your Vanguard investments. Our records indicate that you have not yet voted your shares, and we would appreciate it if you would do so as soon as possible. Each Vanguard fund's board of trustees recommends that you vote "FOR" all applicable proposals.

     You can vote in any one of four ways:

1.   Through  the  INTERNET  at   www.proxyweb.com/vanguard   (or  by  going  to
     www.vanguard.com and clicking on "Vote My Proxy").

2.   By TELEPHONE with a toll-free call to 1-888-221-0689.

3.   By MAIL.

4.   IN PERSON at the shareholder meeting on December 3, 2002.

     If you need another copy of the proxy materials or have questions about the proposals, please don't hesitate to call us.

o If you are an investor through our Direct Investor Services Unit, please call us at 1-800-922-0833.

o if you are a participant in a company-sponsored 401(k) or other retirement plan administered by Vanguard, please call us at 1-800-523-1188.

o If you represent a Plan Sponsor or an Investment-Only client, please call your Relationship Manager.

     By voting your proxy now, you can help the Vanguard funds avoid the substantial cost of another proxy solicitation. In addition, voting by Internet or telephone will help reduce the funds' return postage costs.

     Thank you in advance for acting quickly on this request.

Sincerely,

/s/ John J. Brennan
John J. Brennan
Chairman and Chief Executive Officer




          Post Office Box 2600, Valley Forge, Pennsylvania 19482-2600
                       (610) 669-1000 o www.vanguard.com

                                                                    PROXL 112002